Supplement dated March 8, 2005

To Prospectus Supplement dated March 1, 2005

To Prospectus dated March 1, 2005

$689,421,000

(Approximate)

Asset Backed Securities Corporation

Depositor

Asset Backed Pass-Through Certificates,

Series 2005-HE2

The prospectus supplement dated March 1, 2005 to the prospectus dated March 1, 2005 with respect to the above-captioned series is hereby amended as follows:

1.

The certificate margins set forth in the table on page S-8 of the prospectus supplement for the Class M5, Class M6 and Class M7 Certificates is hereby amended as follows:

Class of Certificates	Initial Margin	Post-Call Margin
Class M5	1.25%	1.875%
Class M6	1.35%	2.025%
Class M7	2.20%	3.300%

2.

The certificate margins in the table on page S-62 of the prospectus supplement for the Class M5, Class M6 and Class M7 Certificates is hereby amended as follows:

	Certificate Margin to and
	Including the Optional	Certificate Margin after the
Class of LIBOR Certificates	Termination Date	Optional Termination Date
Class M5	1.25%	1.875%
Class M6	1.35%	2.025%
Class M7	2.20%	3.300%

Credit Suisse First Boston

SunTrust Robinson Humphrey